NEWS RELEASE

Coeur Reports Second Quarter 2016 Results
Chicago, Illinois - July 27, 2016 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported second quarter 2016 revenue of $182.0 million, net income of $14.5 million, or $0.09 per share, and adjusted net income1 of $17.3 million, or $0.11 per share.
Continued cost reductions resulted in a 16% decline in costs applicable to sales ("CAS") per silver equivalent ounce1 ("AgEqOz"), a 21% decrease in CAS per gold equivalent ounce1 ("AuEqOz"), and an 11% reduction in all-in sustaining costs ("AISC") per AgEqOz1, all compared to the same quarter last year.
Cash flow from operating activities was $45.9 million, almost a $40 million increase quarter-over-quarter. Free cash flow1 totaled $12.2 million in the second quarter, approximately $37 million higher than the first quarter.

Highlights

•	Silver production was 4.0 million ounces and gold production was 92,727 ounces, or 9.6 million silver equivalent ounces[1], representing a 19% increase over the first quarter

•	Silver and gold sales were 4.0 million ounces and 88,543 ounces, respectively, or 9.3 million silver equivalent ounces[1], representing a 12% increase over the first quarter

•
CAS and adjusted CAS were $10.15 and $10.05 per realized AgEqOz[1], representing decreases of 11% and 9%, respectively, compared to the first quarter. Using a 60:1 equivalence ratio, CAS and adjusted CAS were $10.82 and $10.71 per AgEqOz[1], representing quarter-over-quarter decreases of 12% and 11%, respectively

•	CAS and adjusted CAS per AuEqOz[1] were $649 and $644, each representing a decrease of 11% compared to the first quarter

•
AISC and adjusted AISC were $13.36 and $13.27 per realized AgEqOz[1], representing quarter-over-quarter decreases of 4% and 3%, respectively. Using a 60:1 equivalence ratio, AISC and adjusted AISC were $14.92 and $14.82 per AgEqOz[1], each representing a quarter-over-quarter decrease of 8%

•	Net income and adjusted net income[1] were $14.5 million and $17.3 million, or $0.09 and $0.11 per share, respectively

•	EBITDA[1] and adjusted EBITDA[1] were $62.1 million and $72.4 million, respectively, with EBITDA increasing almost threefold and adjusted EBITDA nearly doubling compared to the first quarter

•	Capital expenditures totaled $23.3 million, driven by underground development of Guadalupe and Independencia at Palmarejo and the Jualin deposit at Kensington

•	Cash and equivalents were $257.6 million at June 30, 2016, which includes proceeds from a $75.0 million "at-the-market" stock offering completed during the quarter

•
Completed sales of non-core assets for total consideration of $12.9 million during the second quarter and $23.8 million year-to-date, including the sale of a 2.5% net smelter returns royalty on the Correnso mine in New Zealand on July 25, 2016

•	Received regulatory approval for the construction of an additional 120 million tons of leach pad capacity at Rochester; preliminary construction activities have now begun

•
Subsequent to quarter-end, satisfied the minimum ounce obligation on the Franco-Nevada royalty, triggering a shift to improved terms which are expected to result in a significant increase in free cash flow[1] at Palmarejo (previously announced June 23, 2014)

•
On July 15, 2016, repaid $99 million remaining principal on term loan plus a $4.4 million prepayment premium, for a total of $103.4 million, reducing total debt by nearly 20% and eliminating approximately $9 million of annual interest expense

"In addition to strong production increases, we again delivered industry-leading cost reductions during the second quarter. Combined with higher realized silver and gold prices, our quarterly adjusted EBITDA nearly doubled to $72.4 million, and we generated positive free cash flow of $12.2 million during the quarter," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer.
"Along with our strong operating and financial performance, we achieved two significant milestones subsequent to quarter-end: the satisfaction of the minimum ounce obligation on Palmarejo's Franco-Nevada royalty and the repayment of the $100 million term loan. The transition to the improved Franco-Nevada terms represents a watershed event, positioning Palmarejo to be a significant contributor to free cash flow going forward. Combined with the debt repayment and the commensurate reduction to interest expense, our operations are poised to generate significant free cash flow in the second half of 2016.
"During the second half of the year, we plan to increase our exploration budget by approximately $8 million, primarily to upgrade resources to reserves at Palmarejo, Kensington, and Rochester. Nearly half of the $8 million increase will go toward expensed exploration activities and results in an increase to our full-year expensed exploration guidance range to $14 - $16 million. The other half of the $8 million increase will go toward capitalized exploration, resulting in an increase to our full-year guidance range to $16 - $18 million. In addition to this high-return incremental investment in exploration activities, we anticipate increasing our capital expenditure budget by an additional $10 million during the second half, bringing the total increase to $15 million for full-year guidance of $105 - $115 million. These additional funds will support additional underground development at Guadalupe and Jualin and will allow us to accelerate the construction of incremental leach pad capacity at Rochester now that all permits have been received.” (see "Non-U.S. GAAP Measures")

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Revenue	$182.0	$148.4	$164.2	$162.6	$166.3
Costs Applicable to Sales	$100.5	$101.6	$125.3	$120.2	$119.1
General and Administrative Expenses	$7.4	$8.3	$8.8	$6.7	$8.5
Net Income (Loss)	$14.5	$(20.4)	$(303.0)	$(14.2)	$(16.7)
Net Income (Loss) Per Share	$0.09	$(0.14)	$(2.28)	$(0.11)	$(0.12)
Adjusted Net Income (Loss)[1]	$17.3	$(11.0)	$(44.0)	$(18.1)	$(18.1)
Adjusted Net Income (Loss)[1] Per Share	$0.11	$(0.07)	$(0.31)	$(0.13)	$(0.13)
Weighted Average Shares	157.9	150.2	145.0	135.5	135.0
EBITDA[1]	$62.1	$20.8	$(272.9)	$25.5	$32.8
Adjusted EBITDA[1]	$72.4	$36.8	$32.9	$33.6	$36.4
Cash Flow from Operating Activities	$45.9	$6.6	$44.4	$36.2	$36.9
Capital Expenditures	$23.3	$22.2	$30.0	$23.9	$23.7
Free Cash Flow[1]	$12.2	$(24.7)	$5.4	$2.2	$3.4
Cash, Equivalents & Short-Term Investments	$257.6	$173.4	$200.7	$205.7	$205.9
Total Debt[2]	$511.1	$511.1	$490.4	$546.0	$547.7
Average Realized Price Per Ounce – Silver	$17.38	$15.16	$14.27	$14.66	$16.23
Average Realized Price Per Ounce – Gold	$1,255	$1,178	$1,093	$1,116	$1,179
Silver Ounces Produced	4.0	3.4	4.0	3.8	4.3
Gold Ounces Produced	92,727	78,072	91,551	85,769	80,855
Silver Equivalent Ounces Produced[1]	9.6	8.1	9.5	9.0	9.1
Silver Ounces Sold	4.0	3.5	4.4	4.0	4.0
Gold Ounces Sold	88,543	79,091	92,032	91,118	84,312
Silver Equivalent Ounces Sold[1]	9.3	8.3	9.9	9.5	9.1
Silver Equivalent Ounces Sold (Realized)[1]	10.4	9.7	11.3	10.9	10.1
Adjusted CAS per AgEqOz[1]	$10.71	$12.05	$12.65	$12.07	$12.56
Adjusted CAS per Realized AgEqOz[1]	$10.05	$11.08	$11.71	$11.00	$11.75
Adjusted CAS per AuEqOz[1]	$644	$721	$663	$783	$816
Adjusted AISC per AgEqOz[1]	$14.82	$16.05	$15.66	$15.17	$16.60
Adjusted AISC per Realized AgEqOz[1]	$13.27	$13.73	$13.55	$13.14	$14.81

Financial Results
Second quarter revenue increased 23% quarter-over-quarter and 9% year-over-year to $182.0 million based on average realized silver and gold prices of $17.38 and $1,255, respectively. Silver contributed 38% of metal sales and gold contributed 62% during the second quarter. Costs applicable to sales declined 1% quarter-over-quarter and 16% year-over-year to $100.5 million during the second quarter.
Net income was $14.5 million, or $0.09 per share, in the second quarter, compared to net losses of $20.4 million, or $0.14 per share, in the first quarter, and $16.7 million, or $0.12, in the second quarter 2015. Adjusted net income1 was $17.3 million, or $0.11 per share, compared to adjusted net losses1 of $11.0 million, or $0.07 per share, in the first quarter and $18.1 million, or $0.13 per share, in the second quarter 2015. Adjusted net income for the second quarter primarily excludes foreign exchange losses, fair value adjustments to royalty obligations, and gains on sales of non-core assets. Second quarter cash flow from operating activities was $45.9 million, nearly $40 million higher than the prior quarter, despite a $1.6 million increase in working capital, resulting from higher production and average realized metal prices as well as lower costs applicable to sales on a per ounce basis.
Second quarter adjusted EBITDA1 was $72.4 million, nearly doubling both quarter-over-quarter and year-over-year. At June 30, 2016, LTM adjusted EBITDA1 totaled $170.9 million, a 26% increase over the first quarter and 81% higher than the same period last year.
Second quarter general and administrative expenses were $7.4 million, decreasing 11% quarter-over-quarter and 12% year-over-year. Second quarter capital expenditures of $23.3 million were 5% higher compared to the first quarter, driven by development of the Guadalupe and Independencia deposits at Palmarejo and the Jualin deposit at Kensington, and 2% lower compared to the same period last year. For the first six months of 2016, general and administrative expenses were $15.7 million and capital expenditures totaled $45.5 million.

Operations
Highlights of second quarter 2016 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Underground Operations:
Tons mined	283,971	215,642	189,383	190,399	172,730
Average silver grade (oz/t)	5.40	4.21	3.96	4.11	3.90
Average gold grade (oz/t)	0.08	0.07	0.06	0.10	0.09
Surface Operations:
Tons mined	1,695	35,211	102,018	247,071	257,862
Average silver grade (oz/t)	7.77	4.18	3.86	3.56	3.47
Average gold grade (oz/t)	0.07	0.04	0.03	0.03	0.03
Processing:
Total tons milled	270,142	246,533	301,274	427,635	435,841
Average recovery rate – Ag	89.5%	89.1%	95.4%	87.9%	78.5%
Average recovery rate – Au	86.4%	92.1%	88.8%	84.7%	76.2%
Silver ounces produced (000's)	1,307	933	1,126	1,422	1,247
Gold ounces produced	18,731	14,668	14,326	22,974	18,127
Silver equivalent ounces produced[1] (000's)	2,431	1,813	1,985	2,800	2,335
Silver ounces sold (000's)	1,350	928	1,465	1,425	1,228
Gold ounces sold	19,214	12,899	18,719	25,000	15,706
Silver equivalent ounces sold[1] (000's)	2,502	1,702	2,588	2,925	2,170
Silver equivalent ounces sold[1] (realized) (000's)	2,737	1,930	2,840	3,325	2,374
Metal sales	$48.3	$29.8	$41.6	$49.2	$38.9
Costs applicable to sales	$22.9	$21.0	$39.8	$34.1	$30.1
Adjusted CAS per AgEqOz[1]	$9.02	$11.54	$13.48	$11.40	$13.21
Adjusted CAS per realized AgEqOz[1]	$8.24	$10.18	$12.04	$10.01	$12.07
Exploration expense	$0.6	$0.8	$0.5	$1.1	$1.8
Cash flow from operating activities	$11.3	$3.4	$20.3	$22.9	$9.7
Sustaining capital expenditures	$5.5	$6.6	$(1.4)	$1.1	$2.7
Development capital expenditures	$3.4	$2.2	$7.0	$9.4	$8.0
Total capital expenditures	$8.9	$8.8	$5.6	$10.5	$10.7
Gold production royalty payments	$10.5	$9.1	$9.0	$10.2	$9.8
Free cash flow[1]	$(8.1)	$(14.5)	$5.7	$2.2	$(10.8)

•	Silver equivalent[1] production increased 34% compared to the first quarter as a result of higher grades and a 32% increase in tons mined from underground operations

•	Metal sales of $48.3 million increased 62% quarter-over-quarter and 24% year-over-year

•
Second quarter adjusted CAS per realized AgEqOz[1] were $8.24 and adjusted CAS per AgEqOz[1] (60:1 equivalence) were $9.02, representing declines of 19% and 22%, respectively, compared to the first quarter

•	Transition to lower-tonnage, higher-grade, higher-margin underground operations at Guadalupe and Independencia remains on track

•	Open pit mining operations were completed in mid-April while limited mining of the legacy underground area has extended into the third quarter

•	Development and mining activities at Independencia continue on schedule; mining rate of 1,000 tons per day expected to be reached by year-end

•
Subsequent to quarter-end, the minimum royalty ounce obligation was met, resulting in the new, more favorable Franco-Nevada stream agreement becoming effective, which is expected to significantly improve Palmarejo's cash flows going forward

•	Maintaining full-year 2016 guidance of 3.9 - 4.4 million ounces of silver and 67,000 - 72,000 ounces of gold at CAS per AgEqOz[1] of $12.50 - $13.50

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Ore tons placed	6,402,013	4,374,459	4,411,590	4,128,868	3,859,965
Average silver grade (oz/t)	0.54	0.64	0.60	0.59	0.61
Average gold grade (oz/t)	0.003	0.004	0.003	0.003	0.003
Silver ounces produced (000's)	1,197	929	1,107	1,086	1,294
Gold ounces produced	13,940	10,460	11,564	10,892	16,411
Silver equivalent ounces produced[1] (000's)	2,033	1,557	1,800	1,740	2,279
Silver ounces sold (000's)	1,137	1,079	1,125	1,304	1,120
Gold ounces sold	12,909	11,672	11,587	13,537	15,085
Silver equivalent ounces sold[1] (000's)	1,912	1,779	1,821	2,116	2,025
Silver equivalent ounces sold[1] (realized) (000's)	2,070	1,986	2,004	2,333	2,221
Metal sales	$35.8	$30.0	$29.0	$34.6	$36.3
Costs applicable to sales	$21.7	$22.5	$22.8	$25.4	$24.4
Adjusted CAS per AgEqOz[1]	$11.30	$12.61	$12.37	$12.01	$12.01
Adjusted CAS per realized AgEqOz[1]	$10.43	$11.29	$11.19	$10.89	$10.94
Exploration expense	$0.2	$0.1	$0.1	$—	$0.5
Cash flow from operating activities	$9.2	$2.1	$0.4	$6.5	$8.8
Sustaining capital expenditures	$2.6	$2.5	$5.3	$1.8	$2.4
Development capital expenditures	$1.3	$0.8	$5.5	$3.5	$3.5
Total capital expenditures	$3.9	$3.3	$10.8	$5.3	$5.9
Free cash flow[1]	$5.3	$(1.2)	$(10.4)	$1.2	$2.9

•
Silver equivalent production[1] increased 31% in the second quarter due mostly to a 46% increase in tons placed quarter-over-quarter. The relatively higher portion of tons placed from run-of-mine led to a temporary decrease in grades for the quarter

•	Elevated crushing rates and tons placed in the second quarter are expected to drive further production increases in the second half of the year

•	Metal sales of $35.8 million increased 19% quarter-over-quarter and declined 2% year-over-year

•
Second quarter adjusted CAS per realized AgEqOz[1] were $10.43 and adjusted CAS per AgEqOz[1] (60:1 equivalence) were $11.30, representing declines of 8% and 10%, respectively, compared to the prior quarter

•
The Record of Decision was received from the Bureau of Land Management on June 30, allowing for the construction of an additional 120 million tons of leach pad capacity to begin in the second half of 2016

•	Maintaining full-year 2016 guidance of 4.8 - 5.3 million ounces of silver and 48,000 - 55,000 ounces of gold at CAS per AgEqOz[1] of $11.25 - $12.25

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Tons milled	157,117	159,360	159,666	165,198	170,649
Average gold grade (oz/t)	0.22	0.21	0.22	0.19	0.18
Average recovery rate	94.1%	95.8%	96.0%	93.9%	94.9%
Gold ounces produced	32,210	31,974	33,713	28,799	29,845
Gold ounces sold	30,178	31,648	29,989	28,084	36,607
Metal sales	$36.5	$35.7	$31.7	$30.5	$42.5
Costs applicable to sales	$22.6	$24.4	$23.7	$25.0	$27.5
Adjusted CAS per AuOz[1]	$740	$761	$777	$842	$745
Exploration expense	$1.0	$—	$0.3	$0.2	$0.4
Cash flow from operating activities	$7.7	$13.7	$4.5	$8.9	$12.0
Sustaining capital expenditures	$4.3	$4.4	$5.5	$1.0	$4.2
Development capital expenditures	$3.2	$3.7	$4.0	$4.5	$0.5
Total capital expenditures	$7.5	$8.1	$9.5	$5.5	$4.7
Free cash flow[1]	$0.2	$5.6	$(5.0)	$3.4	$7.3

•	Consistent production and costs achieved in the second quarter with 32,210 gold ounces produced at an historical low adjusted CAS per AuOz[1] of $740

•	Metal sales of $36.5 million increased 2% quarter-over-quarter and declined 14% year-over-year due to fewer ounces sold

•	Development of the high-grade Jualin deposit is now 50% complete with an initial reserve estimate expected at year-end

•	Maintaining full-year 2016 production guidance of 115,000 - 125,000 ounces of gold at CAS per AuOz[1] of $825 - $875

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Ore tons placed	915,631	974,663	1,147,130	1,149,744	887,409
Average silver grade (oz/t)	0.28	0.30	0.21	0.21	0.30
Average gold grade (oz/t)	0.037	0.031	0.032	0.035	0.025
Average plant recovery rate – Au	89.6%	96.6%	97.3%	92.8%	76.7%
Gold ounces produced	27,846	20,970	31,947	23,104	16,472
Silver ounces produced (000's)	35	13	18	19	19
Gold equivalent ounces produced[1]	28,433	21,186	32,231	23,427	16,794
Silver ounces sold (000's)	33	15	17	19	13
Gold ounces sold	26,242	22,872	31,202	24,815	17,131
Gold equivalent ounces sold[1]	26,786	23,122	31,485	25,132	17,348
Metal sales	$34.0	$27.9	$35.7	$28.0	$20.4
Costs applicable to sales	$14.3	$15.5	$17.8	$17.8	$16.6
Adjusted CAS per AuEqOz[1]	$534	$667	$556	$716	$970
Exploration expense	$—	$—	$0.1	$—	$—
Cash flow from operating activities	$16.2	$9.7	$18.1	$12.9	$8.2
Sustaining capital expenditures	$1.5	$1.4	$1.2	$0.7	$1.2
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.5	$1.4	$1.2	$0.7	$1.2
Free cash flow[1]	$14.7	$8.3	$16.9	$12.2	$7.0

•	Gold equivalent production[1] increased 34% compared to the prior quarter due to higher grades and timing of recoveries, driving a 20% decrease quarter-over-quarter in adjusted CAS per AuEqOz[1] to $534

•	Metal sales of $34.0 million increased 22% quarter-over-quarter and 67% year-over-year

•	Higher production levels expected in the second half of 2016 as a result of seasonal mining in the higher-grade Golden Reward pit

•	Recovery rates, which were lower in the second quarter as a result of plant maintenance, are expected to return to the high-90% level in the third quarter

•	Maintaining full-year 2016 guidance of 90,000 - 95,000 ounces of gold at CAS per AuEqOz[1] of $650 - $750

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Tons milled	440,441	407,806	475,695	373,201	457,232
Average silver grade (oz/t)	3.79	3.64	3.84	3.76	3.73
Average recovery rate	87.4%	93.1%	84.9%	84.0%	87.6%
Silver ounces produced (000's)	1,458	1,382	1,550	1,178	1,495
Silver ounces sold (000's)	1,418	1,384	1,564	1,202	1,439
Metal sales	$25.2	$21.3	$22.4	$17.4	$23.4
Costs applicable to sales	$18.6	$17.5	$20.0	$17.5	$19.2
Adjusted CAS per AgOz[1]	$12.97	$12.56	$12.48	$14.41	$13.26
Exploration expense	$—	$—	$—	$0.1	$—
Cash flow from operating activities	$11.2	$5.5	$10.0	$5.7	$5.4
Sustaining capital expenditures	$1.3	$0.5	$2.5	$1.8	$1.0
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.3	$0.5	$2.5	$1.8	$1.0
Free cash flow[1]	$9.9	$5.0	$7.5	$3.9	$4.4

•	Adjusted CAS per AgOz[1] were $12.97, 3% higher quarter-over-quarter but down 2% year-over-year

•	Metal sales of $25.2 million increased 18% quarter-over-quarter and 8% year-over-year

•	Purchases of high grade ore continue to contribute approximately one-third of production, supplementing cash flow generated from mined ore

•	Maintaining full-year 2016 guidance of 5.8 - 6.1 million ounces of silver at CAS per AgOz[1] of $13.50 - $14.25

Coeur Capital

(Dollars in millions, except per ounce amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Tons milled	37,521	86,863	198,927	191,913	191,175
Average silver grade (oz/t)	1.66	3.17	2.05	1.39	2.35
Average recovery rate	52.5%	41.9%	42.1%	45.4%	45.4%
Silver ounces produced (000's)	33	115	171	121	204
Silver ounces sold (000's)	35	123	193	95	209
Metal sales	$0.5	$1.9	$2.4	$1.3	$3.1
Royalty revenue	$1.8	$1.8	$1.5	$1.6	$1.8
Costs applicable to sales (Endeavor silver stream)	$0.3	$1.0	$1.0	$0.5	$1.4
CAS per AgOz[1]	$7.94	$5.35	$5.50	$4.99	$6.46
Cash flow from operating activities	$(3.2)	$0.8	$0.8	$3.1	$2.1
Free cash flow[1]	$(3.2)	$0.8	$0.8	$3.1	$2.1

•	Completed the sale of a number of Coeur Capital's assets in the second quarter for total consideration of approximately $9.9 million

•	Completed the sale of a 2.5% net smelter returns royalty on the Correnso mine in New Zealand in July 2016 bringing total consideration for non-core asset sales to $23.8 million year-to-date

•	Coeur Capital's primary remaining asset is a silver stream on the Endeavor mine in New South Wales, Australia

•	Silver production received from the stream on the Endeavor mine continued to decline in the second quarter following a curtailment of production by the operator due to lower lead and zinc prices

•	Coeur is maintaining its revised 2016 production guidance for Endeavor of 175,000 - 200,000 silver ounces

Exploration
Costs associated with exploration in the second quarter totaled $6.1 million, including $2.2 million (expensed) for discovery of new silver and gold mineralization and $3.9 million (capitalized) for definition and expansion of mineralized material. Coeur's exploration program ramped up to 11 active drill rigs late in the second quarter: six at Palmarejo, two at Kensington, two at Rochester, and one at Wharf. A total of 139,501 feet (42,520 meters) of combined core and reverse circulation drilling was completed during the quarter.
Coeur's 2016 exploration program gained significant momentum in the second quarter with a continued focus on brownfield exploration as well as a ramp up of greenfield exploration programs. Second quarter priorities included:

•	Expanding the Guadalupe-Independencia corridor, including deeper areas of the Guadalupe and Independencia deposits and the Los Bancos and Nación veins

•	Underground infill and expansion drilling of the high-grade Jualin deposit at Kensington, as well as four zones within the Kensington Main deposit and the Raven vein

•	Infill and expansion drilling of the higher-grade East Rochester deposit, which is expected to be the focus of a revised economic analysis in 2016

•	Ramp up of early-stage exploration projects in the U.S. and in north-central Mexico; drilling will commence on two projects in the second half of 2016
In-line with Coeur's success-based exploration strategy, the exploration guidance has been revised higher for 2016 to $14 - 16 million in 2016 (from $11 - $13 million), with an additional $16 - $18 million of capital allocated to resource conversion (from $11 - $13 million).

Full-Year 2016 Outlook
Full-year 2016 production and cost guidance remain unchanged. In light of positive exploration results in the first half of the year as well as an improved metal price environment, Coeur's exploration budget has increased by $8 million, nearly half of which has been added to exploration expense guidance and the balance of which has been earmarked for capitalized exploration and added to capital expenditures guidance. The $15 million increase to capital expenditures guidance also includes additional funds being allotted for development at Guadalupe and Jualin and to accelerate construction of incremental leach pad capacity at Rochester.
2016 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	3,875 - 4,400	67,000 - 72,000	7,895 - 8,720
Rochester	4,750 - 5,250	48,000 - 55,000	7,630 - 8,550
San Bartolomé	5,750 - 6,050	—	5,750 - 6,050
Endeavor	175 - 200	—	175 - 200
Kensington	—	115,000 - 125,000	6,900 - 7,500
Wharf	80 - 100	90,000 - 95,000	5,480 - 5,800
Total	14,630 - 16,000	320,000 - 347,000	33,830 - 36,820

2016 Cost Outlook

(dollars in millions, except per ounce amounts)	2016 Guidance	2015 Result
CAS per AgEqOz[1] – Palmarejo	$12.50 - $13.50	$13.03
CAS per AgEqOz[1] – Rochester	$11.25 - $12.25	$12.36
CAS per AgOz[1] – San Bartolomé	$13.50 - $14.25	$13.63
CAS per AuOz[1] – Kensington	$825 - $875	$798
CAS per AuEqOz[1] – Wharf	$650 - $750	$706
Capital Expenditures	$105 - $115	$95.2
General and Administrative Expenses	$28 - $32	$32.8
Exploration Expense	$14 - $16	$11.6
AISC per AgEqOz[1]	$16.00 - $17.25	$16.16

Conference Call Information
Coeur will report its full operational and financial results for second quarter 2016 on July 27, 2016 after the New York Stock Exchange closes for trading. There will be a conference call on July 28, 2016 at 11:00 a.m. Eastern time.
Dial-In Numbers:     (855) 560-2581 (US)
(855) 669-9657 (Canada)
                                (412) 542-4166 (International)
Conference ID:        Coeur Mining
A replay of the call will be available through August 11, 2016.
Replay numbers:      (877) 344-7529 (US)
(855) 669-9658 (Canada)
                            (412) 317-0088 (International)
Conference ID:        100 88 894

About Coeur
Coeur Mining is a well-diversified, growing precious metals producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. The Company also has a non-operating interest in the Endeavor mine in Australia as well as royalty interests in Ecuador and New Zealand. In addition, the Company has two silver-gold exploration stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. Coeur conducts ongoing exploration activities in Alaska, Nevada, Mexico, Bolivia and Argentina.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated cash flow, production, costs, capital expenditures, expenses, mining rates, recovery rates, operations at Palmarejo, development activity at Palmarejo and Kensington, expansion projects at Rochester, ore purchases at San Bartolomé, and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from

Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Forms 10-K and 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Dana Willis, Coeur's Director, Resource Geology and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. EBITDA, adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average realized prices. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow.
2. Includes capital leases. Net of debt issuance costs and premium received.

For Additional Information:

Courtney Lynn, Vice President, Investor Relations and Treasurer
(312) 489-5837

Rebecca Hussey, Manager, Investor Relations
(312) 489-5827
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	In thousands, except share data
Revenue	$182,007	$166,263	$330,394	$319,219
COSTS AND EXPENSES
Costs applicable to sales(1)	100,465	119,097	202,020	234,160
Amortization	37,505	38,974	65,470	72,064
General and administrative	7,400	8,451	15,676	17,286
Exploration	2,233	3,579	3,963	7,845
Write-downs	—	—	4,446	—
Pre-development, reclamation, and other	4,364	2,267	8,568	9,030
Total costs and expenses	151,967	172,368	300,143	340,385
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	(3,579)	2,754	(12,274)	(2,130)
Interest expense, net of capitalized interest	(10,875)	(10,734)	(21,995)	(21,499)
Other, net	(1,857)	(2,852)	(543)	(5,362)
Total other income (expense), net	(16,311)	(10,832)	(34,812)	(28,991)
Income (loss) before income and mining taxes	13,729	(16,937)	(4,561)	(50,157)
Income and mining tax (expense) benefit	768	260	(1,338)	192
NET INCOME (LOSS)	$14,497	$(16,677)	$(5,899)	$(49,965)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $(1,164) and $(2,174) for the three and six months ended June 30, 2016, respectively, and $7 for the three months June 30, 2015	2,103	(1,312)	3,146	(2,813)
Reclassification adjustments for impairment of equity securities	20	31	20	1,545
Reclassification adjustments for realized (gain) loss on sale of equity securities	(314)	904	273	904
Other comprehensive income (loss)	1,809	(377)	3,439	(364)
COMPREHENSIVE INCOME (LOSS)	$16,306	$(17,054)	$(2,460)	$(50,329)

NET INCOME (LOSS) PER SHARE
Basic	$0.09	$(0.12)	$(0.04)	$(0.42)

Diluted	$0.09	$(0.12)	$(0.04)	$(0.42)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,497	$(16,677)	$(5,899)	(49,965)
Adjustments:
Amortization	37,505	38,974	65,470	72,064
Accretion	2,848	3,526	6,017	6,676
Deferred income taxes	(15,170)	(5,053)	(17,275)	(7,237)
Fair value adjustments, net	3,579	(2,754)	12,274	2,130
Stock-based compensation	2,307	2,604	5,222	4,754
Impairment of equity securities	20	31	20	1,545
Write-downs	—	—	4,446	—
Other	1,910	4,224	474	5,303
Changes in operating assets and liabilities:
Receivables	(12,402)	(2,342)	(8,921)	214
Prepaid expenses and other current assets	(898)	160	381	(1,167)
Inventory and ore on leach pads	(7,686)	4,649	(15,508)	5,333
Accounts payable and accrued liabilities	19,429	9,662	5,855	(6,095)
CASH PROVIDED BY OPERATING ACTIVITIES	45,939	37,004	52,556	33,555
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23,288)	(23,677)	(45,460)	(41,297)
Acquisitions, net	—	(9,152)	—	(111,170)
Proceeds from the sale assets	7,293	8	11,302	165
Purchase of investments	(92)	(1,597)	(99)	(1,873)
Sales and maturities of investments	648	399	1,645	469
Other	(1,446)	(111)	(2,919)	(1,841)
CASH USED IN INVESTING ACTIVITIES	(16,885)	(34,130)	(35,531)	(155,547)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	73,071	—	73,071	—
Issuance of notes and bank borrowings	—	100,000	—	153,500
Payments on debt, capital leases, and associated costs	(6,712)	(66,626)	(12,683)	(75,220)
Gold production royalty payments	(10,461)	(9,754)	(19,592)	(20,122)
Other	(448)	(72)	(728)	(495)
CASH PROVIDED (USED IN) BY FINANCING ACTIVITIES	55,450	23,548	40,068	57,663
Effect of exchange rate changes on cash and cash equivalents	(302)	(141)	(216)	(664)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	84,202	26,281	56,877	(64,993)
Cash and cash equivalents at beginning of period	173,389	179,587	200,714	270,861
Cash and cash equivalents at end of period	$257,591	$205,868	$257,591	$205,868

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$257,591	$200,714
Receivables	79,932	85,992
Inventory	84,074	81,711
Ore on leach pads	76,335	67,329
Prepaid expenses and other	11,614	10,942
	509,546	446,688
NON-CURRENT ASSETS
Property, plant and equipment, net	217,345	195,999
Mining properties, net	552,035	589,219
Ore on leach pads	52,885	44,582
Restricted assets	14,792	11,633
Equity securities	11,250	2,766
Receivables	39,739	24,768
Deferred tax assets	1,370	1,942
Other	12,893	14,892
TOTAL ASSETS	$1,411,855	$1,332,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,219	$48,732
Accrued liabilities and other	50,169	53,953
Debt	108,809	10,431
Royalty obligations	12,915	24,893
Reclamation	1,790	2,071
	222,902	140,080
NON-CURRENT LIABILITIES
Debt	402,257	479,979
Royalty obligations	7,069	4,864
Reclamation	85,048	83,197
Deferred tax liabilities	131,459	147,132
Other long-term liabilities	66,961	55,761
	692,794	770,933
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 162,370,864 at June 30, 2016 and 151,339,136 at December 31, 2015	1,624	1,513
Additional paid-in capital	3,101,493	3,024,461
Accumulated other comprehensive income (loss)	(283)	(3,722)
Accumulated deficit	(2,606,675)	(2,600,776)
	496,159	421,476
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,411,855	$1,332,489

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 2Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Net income (loss)	$(323,118)	$14,497	$(20,396)	$(303,000)	$(14,219)	$(16,677)
Interest expense, net of capitalized interest	46,199	10,875	11,120	11,758	12,446	10,734
Income tax provision (benefit)	(24,733)	(768)	2,106	(17,811)	(8,260)	(260)
Amortization	137,156	37,505	27,964	36,190	35,497	38,974
EBITDA	(164,496)	62,109	20,794	(272,863)	25,464	32,771
Fair value adjustments, net	4,942	3,579	8,695	(1,546)	(5,786)	(2,754)
Impairment of equity securities	820	20	—	317	483	31
Foreign exchange loss	17,326	5,655	164	2,597	8,910	2,056
(Gain) loss on sale of assets	(4,964)	(2,812)	(1,673)	(146)	(333)	(107)
(Gain) loss on debt extinguishment	(16,187)	—	—	(16,187)	—	524
Corporate reorganization costs	647	—	—	133	514	—
Transaction-related costs	1,271	792	380	99	—	38
Asset retirement obligation accretion	8,530	2,066	2,060	2,288	2,116	2,078
Inventory adjustments	5,208	946	1,944	4,901	2,280	1,805
Write-downs	317,783	—	4,446	313,337	—	—
Adjusted EBITDA	$170,880	$72,355	$36,810	$32,930	$33,648	$36,442

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Net income (loss)	$14,497	$(20,396)	$(303,000)	$(14,219)	$(16,677)
Fair value adjustments, net	3,579	8,695	(1,546)	(5,786)	(2,754)
Impairment of equity securities	20	—	317	483	31
Write-downs	—	4,446	313,337	—	—
(Gain) loss on sale of assets	(2,812)	(1,673)	(146)	(333)	(107)
(Gain) loss on debt extinguishments	—	—	(16,187)	—	524
Corporate reorganization costs	—	—	133	514	—
Transaction-related costs	792	380	99	—	38
Tax effect of adjustments	3,996	(1,375)	(37,727)	2,402	136
Foreign exchange (gain) loss	(2,810)	(1,124)	753	(1,182)	751
Adjusted net income (loss)	$17,262	$(11,047)	$(43,967)	$(18,121)	$(18,058)

Adjusted net income (loss) per share	$0.11	$(0.07)	$(0.31)	$(0.13)	$(0.13)

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Cash flow from operating activities	$45,939	$6,617	$44,414	$36,237	$36,863
Capital expenditures	(23,288)	(22,172)	(30,035)	(23,861)	(23,677)
Gold production royalty payments	(10,461)	(9,131)	(8,954)	(10,159)	(9,754)
Free cash flow	12,190	(24,686)	5,425	2,217	3,432

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$37,630	$27,158	$20,498	$365	$85,651	$32,419	$19,470	$51,889	$137,540
Amortization	14,765	5,437	1,853	84	22,139	9,808	5,128	14,936	37,075
Costs applicable to sales	$22,865	$21,721	$18,645	$281	$63,512	$22,611	$14,342	$36,953	$100,465
Silver equivalent ounces sold	2,502,442	1,911,885	1,418,455	35,411	5,868,193				9,286,033
Gold equivalent ounces sold						30,178	26,786	56,964
Costs applicable to sales per ounce	$9.14	$11.36	$13.14	$7.94	$10.82	$749	$535	$649	$10.82
Inventory adjustments	(0.12)	(0.06)	(0.17)	—	(0.11)	(9)	(1)	(5)	(0.10)
Adjusted costs applicable to sales per ounce	$9.02	$11.30	$12.97	$7.94	$10.71	$740	$534	$644	$10.72

Costs applicable to sales per realized ounce	$8.35	$10.49			$10.15				$9.69
Inventory adjustments	(0.11)	(0.06)			(0.10)				(0.09)
Adjusted costs applicable to sales per realized ounce	$8.24	$10.43			$10.05				$9.60

Costs applicable to sales									$100,465
Treatment and refining costs									1,128
Sustaining capital									21,019
General and administrative									7,400
Exploration									2,233
Reclamation									4,170
Project/pre-development costs									2,098
All-in sustaining costs									$138,513
Silver equivalent ounces sold									5,868,193
Kensington and Wharf silver equivalent ounces sold									3,417,840
Consolidated silver equivalent ounces sold									9,286,033
All-in sustaining costs per silver equivalent ounce									$14.92
Inventory adjustments									$(0.10)
Adjusted all-in sustaining costs per silver equivalent ounce									$14.82

All-in sustaining costs per realized silver equivalent ounce									$13.36
Inventory adjustments									$(0.09)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.27

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$28,327	$27,798	$19,251	$955	$76,331	$32,767	$19,512	$52,279	$128,610
Amortization	7,289	5,313	1,754	299	14,655	8,349	4,051	12,400	27,055
Costs applicable to sales	$21,038	$22,485	$17,497	$656	$61,676	$24,418	$15,461	$39,879	$101,555
Silver equivalent ounces sold	1,702,290	1,779,377	1,384,391	122,694	4,988,752				8,274,952
Gold equivalent ounces sold						31,648	23,122	54,770
Costs applicable to sales per ounce	$12.36	$12.64	$12.64	$5.35	$12.36	$772	$669	$728	$12.27
Inventory adjustments	(0.82)	(0.03)	(0.08)	—	(0.31)	(11)	(2)	(7)	(0.23)
Adjusted costs applicable to sales per ounce	$11.54	$12.61	$12.56	$5.35	$12.05	$761	$667	$721	$12.04

Costs applicable to sales per realized ounce	$10.90	$11.32			$11.37				$10.50
Inventory adjustments	(0.72)	(0.03)			(0.29)				(0.20)
Adjusted costs applicable to sales per realized ounce	$10.18	$11.29			$11.08				$10.30

Costs applicable to sales									$101,555
Treatment and refining costs									1,158
Sustaining capital									16,710
General and administrative									8,276
Exploration									1,731
Reclamation									3,759
Project/pre-development costs									1,558
All-in sustaining costs									$134,747
Silver equivalent ounces sold									4,988,752
Kensington and Wharf silver equivalent ounces sold									3,286,200
Consolidated silver equivalent ounces sold									8,274,952
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.23)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.05

All-in sustaining costs per realized silver equivalent ounce									$13.93
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.73

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,207	$27,716	$24,372	$2,579	$101,874	$33,298	$25,033	$58,331	$160,205
Amortization	7,426	4,944	4,311	1,519	18,200	9,503	7,246	16,749	34,949
Costs applicable to sales	$39,781	$22,772	$20,061	$1,060	$83,674	$23,795	$17,787	$41,582	$125,256
Silver equivalent ounces sold	2,588,185	1,820,471	1,564,155	192,768	6,165,579				9,885,699
Gold equivalent ounces sold						29,988	32,014	62,002
Costs applicable to sales per ounce	$15.37	$12.51	$12.83	$5.50	$13.57	$793	$556	$671	$12.67
Inventory adjustments	(1.89)	(0.14)	(0.35)	—	(0.92)	(16)	—	(8)	(0.62)
Adjusted costs applicable to sales per ounce	$13.48	$12.37	$12.48	$5.50	$12.65	$777	$556	$663	$12.05

Costs applicable to sales per realized ounce	$13.73	$11.32			$12.56				$10.98
Inventory adjustments	(1.69)	(0.13)			(0.85)				(0.54)
Adjusted costs applicable to sales per realized ounce	$12.04	$11.19			$11.71				$10.44

Costs applicable to sales									$125,256
Treatment and refining costs									964
Sustaining capital									16,567
General and administrative									8,855
Exploration									1,689
Reclamation									4,963
Project/pre-development costs									2,691
All-in sustaining costs									$160,985
Silver equivalent ounces sold									6,165,579
Kensington and Wharf silver equivalent ounces sold									3,720,120
Consolidated silver equivalent ounces sold									9,885,699
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.62)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.66

All-in sustaining costs per realized silver equivalent ounce									$14.09
Inventory adjustments									$(0.54)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.55

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$42,710	$32,167	$21,009	$1,384	$97,270	$33,472	$23,419	$56,891	$154,161
Amortization	8,617	6,731	3,526	909	19,783	8,499	5,642	14,141	33,924
Costs applicable to sales	$34,093	$25,436	$17,483	$475	$77,487	$24,973	$17,777	$42,750	$120,237
Silver equivalent ounces sold	2,924,947	2,116,353	1,201,959	95,260	6,338,519				9,512,459
Gold equivalent ounces sold						28,084	24,815	52,899
Costs applicable to sales per ounce	$11.66	$12.02	$14.55	$4.99	$12.22	$889	$716	$808	$12.64
Inventory adjustments	(0.26)	(0.01)	(0.14)	—	(0.15)	(47)	—	(25)	(0.24)
Adjusted costs applicable to sales per ounce	$11.40	$12.01	$14.41	$4.99	$12.07	$842	$716	$783	$12.40

Costs applicable to sales per realized ounce	$10.25	$10.90			$11.14				$10.95
Inventory adjustments	(0.24)	(0.01)			(0.14)				(0.21)
Adjusted costs applicable to sales per realized ounce	$10.01	$10.89			$11.00				$10.74

Costs applicable to sales									$120,237
Treatment and refining costs									820
Sustaining capital									8,565
General and administrative									6,694
Exploration									2,112
Reclamation									4,493
Project/pre-development costs									3,648
All-in sustaining costs									$146,569
Silver equivalent ounces sold									6,338,519
Kensington and Wharf silver equivalent ounces sold									3,173,940
Consolidated silver equivalent ounces sold									9,512,459
All-in sustaining costs per silver equivalent ounce									$15.41
Inventory adjustments									$(0.24)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.17

All-in sustaining costs per realized silver equivalent ounce									$13.35
Inventory adjustments									$(0.21)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.14

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$39,158	$29,779	$24,428	$3,204	$96,569	$40,136	$20,123	$60,259	$156,828
Amortization	9,046	5,387	5,271	1,852	21,556	12,684	3,491	16,175	37,731
Costs applicable to sales	$30,112	$24,392	$19,157	$1,352	$75,013	$27,452	$16,632	$44,084	$119,097
Silver equivalent ounces sold	2,169,960	2,024,856	1,439,388	209,130	5,843,334				9,067,614
Gold equivalent ounces sold						36,607	17,131	53,738
Costs applicable to sales per ounce	$13.88	$12.05	$13.31	$6.46	$12.84	$750	$971	$820	$13.13
Inventory adjustments	(0.67)	(0.04)	(0.05)	—	(0.28)	(5)	(1)	(4)	(0.20)
Adjusted costs applicable to sales per ounce	$13.21	$12.01	$13.26	$6.46	$12.56	$745	$970	$816	$12.93

Costs applicable to sales per realized ounce	$12.68	10.98			12.01				$11.72
Inventory adjustments	(0.61)	(0.04)			(0.26)				(0.18)
Adjusted costs applicable to sales per realized ounce	$12.07	$10.94			$11.75				$11.54

Costs applicable to sales									$119,097
Treatment and refining costs									1,526
Sustaining capital									13,625
General and administrative									8,451
Exploration									3,579
Reclamation									4,036
Project/pre-development costs									2,030
All-in sustaining costs									$152,344
Silver equivalent ounces sold									5,843,334
Kensington and Wharf silver equivalent ounces sold									3,224,280
Consolidated silver equivalent ounces sold									9,067,614
All-in sustaining costs per silver equivalent ounce									$16.80
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.60

All-in sustaining costs per realized silver equivalent ounce									$14.99
Inventory adjustments									$(0.18)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$14.81

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for 2016 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$142,000	$122,000	$90,000	$2,500	$356,500	$141,000	$80,000	$221,000	$577,500
Amortization	37,000	29,000	8,000	1,000	75,000	37,000	18,000	55,000	130,000
Costs applicable to sales	$105,000	$93,000	$82,000	$1,500	$281,500	$104,000	$62,000	$166,000	$447,500
Silver equivalent ounces sold	8,301,500	8,090,000	5,900,000	188,000	22,479,500				35,619,500
Gold equivalent ounces sold						125,000	94,000	219,000
Costs applicable to sales per ounce guidance	$12.50-$13.50	$11.25-$12.25	$13.50-$14.25			$825-$875	$650-$750

Costs applicable to sales									$447,500
Treatment and refining costs									5,000
Sustaining capital, including capital lease payments									75,000
General and administrative									30,000
Exploration									15,000
Reclamation									16,000
Project/pre-development costs									5,000
All-in sustaining costs									$593,500
Silver equivalent ounces sold									22,479,500
Kensington and Wharf silver equivalent ounces sold									13,140,000
Consolidated silver equivalent ounces sold									35,619,500
All-in sustaining costs per silver equivalent ounce guidance									$16.00-$17.25